Exhibit 2.01

Resource Extraction Payment Report for Minerals Technologies Inc.
For the fiscal year ended December 31, 2025

Project-level disclosure
The table below sets forth our payments made to governments, by project and type of payment.

	For the year ended December 31, 2025
	(Thousands of US$)(1)
Project	Taxes		Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	TOTAL
United States
U.S. Federal Government	18,732	(2)	–	–	–	–	–	–	–	18,732
Adams	–		–	–	–	–	–	–	–	–
Canaan	–		–	–	–	–	–	–	–	–
Lucerne Valley	–		–	69	–	–	–	–	–	69
Pima County	–		–	10	–	–	–	–	–	10
Colony - Montana	–		–	177	–	–	–	–	–	177
Colony - South Dakota	–		–	66	–	–	–	–	–	66
Colony - Wyoming	–		–	138	–	–	–	–	–	138
Lovell - Montana	–		–	99	–	–	–	–	–	99
Lovell - Wyoming	–		–	398	–	–	–	–	–	398
Nevada	–		–	104	–	–	–	–	–	104
Sandy Ridge	–		–	–	–	–	–	–	–	–
Gascoyne	–		–	–	–	–	–	–	–	–
China
Government of China	7,125	(3)	–	–	–	–	–	–	–	7,125
Chao Yang	1,516	(4)	–	–	–	–	–	–	2	1,518
Slovakia
Lutila	181	(5)	42	28	–	–	–	–	–	251
Turkey
Government of Turkey	5,615	(6)	–	–	–	–	–	–	–	5,615
Unye	–		175	845	–	–	–	–	–	1,020
Enez	–		–	446	–	–	–	–	–	446
Usak	–		–	148	–	–	–	–	–	148
Australia
Gurulmundi	568	(7)	42	10	–	–	–	–	–	620

(1)
All payments are reported in U.S. dollars. Payments relating to the project in China were made in renminbi, payments relating to the project in Slovakia were made in euros, payments relating to the projects in Turkey were made in Turkish lira, and payments relating to the project in Australia were made in Australian dollars. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of December 31, 2025.
(2)
The Company files a consolidated U.S. federal corporate income tax return at the parent entity level for itself and its U.S. subsidiaries, which includes all of its U.S. entities including those holding the U.S. projects listed. The tax payments reported are the payments made by the Company to the U.S. federal government during the fiscal year ended December 31, 2025 at the consolidated group level, netted against refunds received. The tax payments relate to the consolidated U.S. income of the Company, not to particular projects.
(3)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of China relating to the entity holding the Chao Yang project.  The payments relate to the income of such entity, not to the particular project.
(4)
Represents resource taxes paid to the Jianping tax authority relating to the Chao Yang project.
(5)
Represents income taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of the Slovak Republic relating to the entities holding the Lutila project, netted against refunds received.  The payments relate to the income of such entities, not to the particular project.
(6)
Represents income taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of Turkey relating to the entities holding the Unye, Enez, and Usak projects.  The payments relate to the income of such entities, not to the particular projects.
(7)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of Australia relating to the entity holding the Gurulmundi project.  The payments relate to the income of such entity, not to the particular project.

Project Detail
The table below sets forth details of payments made to governments.

Project	Major Subnational Political Jurisdiction	Segment	Resource	Extraction Method	Government	Amount (Thousands of US$(1)
United States
U.S. Federal Government(2)					U.S. Federal Government	18,732
Adams	Massachusetts	Consumer & Specialties	Limestone	Open Pit	–	–
Canaan	Connecticut	Consumer & Specialties	Limestone	Open Pit	–	–
Lucerne Valley	California	Consumer & Specialties	Limestone	Open Pit	U.S. Federal Government	69
Pima County	Arizona	Consumer & Specialties	Limestone	Open Pit	U.S. Federal Government	10
Colony – Montana(3)	Montana	Both	Bentonite	Open Pit	U.S. Federal Government	177
Colony – South Dakota(3)	South Dakota	Both	Bentonite	Open Pit	U.S. Federal Government	66
Colony – Wyoming(3)	Wyoming	Both	Bentonite	Open Pit	U.S. Federal Government	138
Lovell – Montana(4)	Montana	Both	Bentonite	Open Pit	U.S. Federal Government	99
Lovell – Wyoming(4)	Wyoming	Both	Bentonite	Open Pit	U.S. Federal Government	398
Nevada	Nevada	Both	Bentonite	Open Pit	U.S. Federal Government	104
Sandy Ridge	Alabama	Both	Bentonite	Open Pit	–	–
Gascoyne	North Dakota	Both	Leonardite	Open Pit	–	–
China
Government of China(5)					Government of China	7,125
Chao Yang	Liaoning	Both	Bentonite	Open Pit	Jianping Tax Authority	1,518
Slovakia
Lutila(6)	Banska Bystrica	Consumer & Specialties	Bentonite	Open Pit	Government of the Slovak Republic	251
Turkey
Government of Turkey(7)					Government of Turkey	5,615
Unye	Ordu	Consumer & Specialties	Bentonite	Open Pit	Government of Turkey	1,020
Enez	Edirne	Both	Bentonite	Open Pit	Government of Turkey	446
Usak	Usak	Consumer & Specialties	Bentonite	Open Pit	Government of Turkey	148
Australia
Gurulmundi(8)	Queensland	Both	Bentonite	Open Pit	Australia Federal Government	568
Gurulmundi	Queensland	Both	Bentonite	Open Pit	Queensland State Government	52

(1)
All payments are reported in U.S. dollars. Payments relating to the project in China were made in renminbi, payments relating to the project in Slovakia were made in euros, payments relating to the projects in Turkey were made in Turkish lira, and payments relating to the project in Australia were made in Australian dollars. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of December 31, 2025.
(2)
The Company files a consolidated U.S. federal corporate income tax return at the parent entity level for itself and its U.S. subsidiaries, which includes all of its U.S. entities including those holding the U.S. projects listed. The tax payments reported are the payments made by the Company to the U.S. federal government during the fiscal year ended December 31, 2025 at the consolidated group level, netted against refunds received. The tax payments relate to the consolidated U.S. income of the Company, not to particular projects.
(3)
Mining relating to our Colony, Wyoming facility is conducted in Montana, South Dakota, and Wyoming.  For purposes of this Report, each of such mining areas is disclosed as a separate project.
(4)
Mining relating to our Lovell, Wyoming facility is conducted in Montana and Wyoming.  For purposes of this Report, each of such mining areas is disclosed as a separate project.
(5)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of China relating to the entity holding the Chao Yang project.  The payments relate to the income of such entity, not to the particular project.
(6)
Includes income taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of the Slovak Republic relating to the entities holding the Lutila project, netted against refunds received.  The payments relate to the income of such entities, not to the particular project.
(7)
Represents income taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of Turkey relating to the entities holding the Unye, Enez, and Usak projects.  The payments relate to the income of such entities, not to the particular projects.
(8)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of Australia relating to the entity holding the Gurulmundi project.  The payments relate to the income of such entity, not to the particular project.

Government-level disclosure
The table below sets forth our payments made to governments, by government and type of payment.

	For the year ended December 31, 2025
	(Thousands of US$)(1)
Project	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	TOTAL
United States
U.S. Federal Government (2)	18,732	–	1,061	–	–	–	–	–	19,793
China
Government of China (3)	7,125	–	–	–	–	–	–	–	7,125
Jianping Tax Authority	1,516	–	–	–	–	–	–	2	1,518
Slovakia
Government of the Slovak Republic (4)	181	42	28	–	–	–	–	–	251
Turkey
Government of Turkey (5)	5,615	175	1,439	–	–	–	–	–	7,229
Australia
Australia Federal Government (6)	568	–	–	–	–	–	–	–	568
Queensland State Government	–	42	10	–	–	–	–	–	52
TOTAL	33,737	259	2,538	–	–	–	–	2	36,536

(1)
All payments are reported in U.S. dollars. Payments relating to the project in China were made in renminbi, payments relating to the project in Slovakia were made in euros, payments relating to the projects in Turkey were made in Turkish lira, and payments relating to the project in Australia were made in Australian dollars. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of December 31, 2025.
(2)
The Company files a consolidated U.S. federal corporate income tax return at the parent entity level for itself and its U.S. subsidiaries, which includes all of its U.S. entities including those holding the U.S. projects listed. The tax payments reported are the payments made by the Company to the U.S. federal government during the fiscal year ended December 31, 2025 at the consolidated group level, netted against refunds received. The tax payments relate to the consolidated U.S. income of the Company, not to particular projects.
(3)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of China relating to the entity holding the Chao Yang project.  The payments relate to the income of such entity, not to the particular project.
(4)
Includes income taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of the Slovak Republic relating to the entities holding the Lutila project, netted against refunds received.  The payments relate to the income of such entities, not to the particular project.
(5)
Includes income taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of Turkey relating to the entities holding the Unye, Enez, and Usak projects.  The payments relate to the income of such entities, not to the particular projects.
(6)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2025 at the entity level to the Government of Australia relating to the entity holding the Gurulmundi project.  The payments relate to the income of such entity, not to the particular project.